Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2013 THIRD QUARTER RESULTS

•    Revenue growth of 7%, with growth in all three segments

•    Earnings outlook increased to upper end of range

•    Board approves dividend of $0.19 per share

Mentor, Ohio (February 6, 2013)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2013 third quarter ended December 31, 2012. Fiscal 2013 third quarter revenue increased to $380.4 million compared with $355.2 million in the third quarter of fiscal 2012, with growth in all three business segments. Net income increased to $48.1 million, or $0.82 per diluted share, compared with net income of $33.6 million, or $0.58 per diluted share in the third quarter of fiscal 2012.

Adjusted net income for the third quarter of fiscal 2013 was $34.3 million, or $0.58 per diluted share compared with adjusted net income of $35.3 million, or $0.60 per diluted share in the prior year period. Adjusted net income and adjusted diluted earnings per share exclude amortization of purchased intangible assets and acquisition related transaction and integration costs. Both measures also exclude a favorable $15.8 million pre-tax adjustment attributable to the SYSTEM 1 class action settlement liability as well as an $8.1 million tax benefit associated with our prior European restructuring effort, as well as certain other items. Please see the attached table for comparative analysis of these “non-GAAP financial measures” to as reported results.

“We are pleased with our performance in the quarter, as our growth strategies are beginning to show in our results,” said Walt Rosebrough, President and Chief Executive Officer of STERIS Corporation. “The recent acquisitions are contributing nicely to our performance, and our integration plans are on-track. With organic revenue growth in the quarter, excluding SYSTEM 1E, and strong capital equipment backlog in both Healthcare and Life Sciences, we are heading into the fourth quarter with good momentum. As a result, we are increasing our expectations for revenue growth for fiscal 2013, and moving our adjusted diluted earnings per share outlook to $2.25-$2.35, which is the high end of our previous range.”

STERIS Corporation

News Announcement

Segment Results

Healthcare revenue in the quarter increased 5% to $271.1 million compared with $259.1 million in the same period last year. Contributing to the quarter, consumable revenue grew 37% and service revenue grew 28%, while capital equipment revenue declined 17%, primarily due to the ramp-up of SYSTEM 1E unit sales during the prior year. Excluding SYSTEM 1E unit sales, capital equipment revenue was flat in the U.S. and declined internationally. The performance of the Healthcare consumable franchise reflected a combination of the acquisition of US Endoscopy and growth in other consumables offset by expected declines in S20 sterilant. Service revenue growth reflects the acquisitions of Spectrum and TRE.

As reported, Healthcare segment operating income was $45.5 million compared with $34.0 million in last year’s third quarter. Adjusted segment operating income was $35.7 million in the third quarter of fiscal 2013 compared with $36.1 million in the same period last year. Please see the attached schedules for additional information, including reconciliations from these “non-GAAP financial measures” to as reported results. The decline in adjusted segment operating income year-over-year was the result of the expected decline in both S20 sterilant and SYSTEM 1E unit sales in the U.S.

Life Sciences third quarter revenue increased 16% to $65.0 million compared with $55.9 million in the third quarter of fiscal 2012. Contributing to growth, capital equipment increased 32%, consumable revenue grew 8% and service revenue increased 6%. Life Sciences operating income was $12.8 million compared with $10.3 million in the same period last year, driven primarily by the volume increases.

Fiscal 2013 third quarter revenue for Isomedix Services was $43.4 million compared with $39.6 million in the same period last year, an increase of 10%. Revenue benefitted from increased volumes from core medical device Customers as well as the acquisition of Biotest in March 2012. Operating income in the quarter declined slightly to $11.1 million compared with $11.8 million last year, as a result of the additional costs of new capacity the Company has brought online in the quarter.

Cash Flow

Net cash provided by operations for the first nine months of fiscal 2013 was $180.9 million, compared with $112.8 million last year. Free cash flow (see note 1) for the first nine months of fiscal 2013 was $117.1 million, compared with $58.6 million in the prior year. The improvement in free cash flow is primarily due to improvements in working capital management and the cash benefit from the previously-mentioned tax benefit related to European restructuring.

STERIS Corporation

News Announcement

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.19 per common share. The dividend is payable March 27, 2013 to shareholders of record at the close of business on February 27, 2013.

Outlook

Based on the strength of results year-to-date and expectations for the fourth quarter, the Company now anticipates that revenue growth will be 5% for the full year compared with prior expectations of 3-4% growth. The increase in revenue expectations is primarily due to strength in the Healthcare segment, which is now anticipated to grow mid-single digits for the year compared with prior expectations of low-single digits. Adjusted earnings per diluted share are now anticipated to be in the range of $2.25 to $2.35 including a $0.03 negative impact from the Medical Device Excise Tax, compared with prior expectations of $2.15 to $2.35 which did not include the impact of the Medical Device Excise Tax.

The Company’s outlook for fiscal 2013 reflects certain key assumptions, some of which are listed below:

•	The Company has assumed the average forward exchange rates for the U.S. dollar and key international currencies as of December 31, 2012.

•	EBIT as a percent of revenue is anticipated to be approximately 15% on an adjusted basis.

•	The effective adjusted tax rate is anticipated to be approximately 35%.

For the full fiscal year 2013, free cash flow (see note 1) is now anticipated to be approximately $150 million (increased from $130 million) excluding the SYSTEM 1 Rebate Program and class action settlement, or $130 million (increased from $100 million) including those items. Capital expenditures are anticipated to be approximately $95 million, as the Company is investing in several major projects that are designed to improve quality, reduce cost and add value to our current product offering.

STERIS Corporation

News Announcement

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1- 800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today, either over the Internet at www.steris-ir.com or via phone by calling 1-800-388-4950 in the United States and Canada, or 1-203-369-3694 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 6,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS defines free cash flow as net cash flows from operating activities less purchases of property, plant, equipment and intangibles plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies. Please see the attached financial tables for a complete reconciliation of these non-GAAP numbers to the nearest GAAP information.

This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date made, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in

STERIS Corporation

News Announcement

laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release or the conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation the settlement of the SYSTEM 1 class action litigation and the regulatory matters related to SYSTEM 1E or its accessories). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the April 20, 2010 consent decree, the SYSTEM 1E device, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, and the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2012 and other securities filings, may adversely impact company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions will not be realized or will be other than anticipated, (h) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2012, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$380,405	$355,215	$1,053,286	$1,016,561
SYSTEM 1 Rebate Program	—	—	20,400	—

Revenues, net	380,405	355,215	1,073,686	1,016,561
Cost of revenues	227,283	217,209	631,291	612,321
Cost of revenues—SYSTEM 1 Rebate Program	—	—	(1,100)	—

Gross profit	153,122	138,006	443,495	404,240
Operating expenses:
Selling, general, and administrative	91,753	73,922	252,567	227,583
Class action settlement	(15,800)	—	(15,800)	—
Research and development	10,415	9,196	29,579	26,867
Restructuring expense	(386)	1,164	(570)	1,522

Total operating expenses	85,982	84,282	265,776	255,972

Income from operations	67,140	53,724	177,719	148,268
Non-operating expense, net	3,869	2,632	9,957	8,135
Income tax expense	15,174	17,443	49,166	48,189

Net income	$48,097	$33,649	$118,596	$91,944

Earnings per common share (EPS) data:
Basic	$0.82	$0.58	$2.04	$1.57

Diluted	$0.82	$0.58	$2.02	$1.55

Cash dividends declared per common share outstanding	$0.19	$0.17	$0.55	$0.49

Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,425	57,782	58,200	58,594
Diluted number of common shares outstanding	58,972	58,237	58,692	59,240

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	December 31,	March 31,
	2012	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$155,887	$150,821
Accounts receivable, net	248,021	280,324
Inventories, net	163,577	157,712
Other current assets	54,648	63,026

Total Current Assets	622,133	651,883

Property, plant, and equipment, net	425,550	386,409
Goodwill and intangible assets, net	709,950	337,784
Other assets	7,439	29,620

Total Assets	$1,765,072	$1,405,696

Liabilities and Equity
Current liabilities:
Accounts payable	$78,169	$83,188
Accrued SYSTEM 1 Rebate Program and class action settlement	5,549	69,065
Other current liabilities	144,090	126,142

Total Current Liabilities	227,808	278,395

Long-term debt	520,890	210,000
Other liabilities	96,180	94,637
Equity	920,194	822,664

Total Liabilities and Equity	$1,765,072	$1,405,696

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$271,096	$259,055	$737,030	$725,455
SYSTEM 1 Rebate Program	—	—	20,400	—

Healthcare, net	271,096	259,055	757,430	725,455
Life Sciences	65,043	55,892	180,116	167,675
STERIS Isomedix Services	43,392	39,615	133,732	121,617

Total Reportable Segments	379,531	354,562	1,071,278	1,014,747
Corporate and Other	874	653	2,408	1,814

Total Segment Revenues	$380,405	$355,215	$1,073,686	$1,016,561

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$45,478	$33,951	$110,355	$88,213
Life Sciences	12,798	10,297	35,201	30,820
STERIS Isomedix Services	11,103	11,750	39,348	35,924

Total Reportable Segments	69,379	55,998	184,904	154,957
Corporate and Other	(2,239)	(2,274)	(7,185)	(6,689)

Total Operating Income	$67,140	$53,724	$177,719	$148,268

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Nine Months Ended
	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$118,596	$91,944
Non-cash items	77,006	73,626
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(63,516)	(27,449)
Changes in operating assets and liabilities	48,850	(25,282)

Net cash provided by operating activities	180,936	112,839

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(63,878)	(54,238)
Proceeds from sale of property, plant, equipment and intangibles	29	—
Investments in businesses, net of cash acquired	(399,415)	(22,269)

Net cash used in investing activities	(463,264)	(76,507)

Financing Activities:
Proceeds under credit facilities, net	210,890	—
Deferred financing fees	(1,581)	—
Proceeds from Private Placement	100,000	—
Repurchases of common shares	(7,893)	(56,751)
Cash dividends paid to common shareholders	(32,045)	(28,751)
Stock option and other equity transactions, net	14,517	3,749
Tax benefit from stock options exercised	2,161	816

Net cash used in financing activities	286,049	(80,937)
Effect of exchange rate changes on cash and cash equivalents	1,345	(4,624)

Decrease in cash and cash equivalents	5,066	(49,229)
Cash and cash equivalents at beginning of period	150,821	193,016

Cash and cash equivalents at end of period	$155,887	$143,787

The following tables present a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Nine Months Ended
	December 31,
	2012	2012 (1)	2011	2011 (1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$180,936	$180,936	$112,839	$112,839
Purchases of property, plant, equipment, and intangibles, net	(63,878)	(63,878)	(54,238)	(54,238)
Proceeds from the sale of property, plant, equipment, and intangibles	29	29	—	—
Payments associated with the SYSTEM 1 Rebate Program and class action settlement, net of tax benefit	—	16,254	—	17,018

Free Cash Flow	$117,087	$133,341	$58,601	$75,619

	Twelve Months Ended
	March 31,
	2013	2013 (1)
	(Outlook)	(Outlook)
Calculation of free cash flow for outlook:
Cash flows from operating activities	$225,000	$225,000
Purchases of property, plant, equipment, and intangibles, net	(95,000)	(95,000)
Payments associated with the SYSTEM 1 Rebate Program and class action settlement, net of tax benefit	—	20,000

Free Cash Flow	$130,000	$150,000

(1)	Adjusted to exclude the impact of the payments associated with the SYSTEM 1 Rebate Program and class action settlement.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

The Company has referred to an adjusted financial measure regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. This financial measure is considered to be a “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of the financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended		Nine months ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income per diluted share	$0.82	$0.58	$2.02	$1.55
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	(0.16)	—	(0.39)	—
Restructuring, net of tax		0.01	(0.01)	0.01
Inventory “step up” to fair value, net of tax	0.01	—	0.02	0.01
Amortization and impairment of purchased intangible assets, net of tax	0.03	0.01	0.08	0.05
Tax benefit, European restructuring	(0.14)		(0.14)
Acquisition related transaction and integration expenses, net of tax	0.02	—	0.06	—

Adjusted net income per diluted share	$0.58	$0.60	$1.64	$1.62

	Twelve months ended
	March 31,
	2013	2012
	(Outlook)*	(Unaudited)
Net income per diluted share	$2.57 – $2.67	$2.31
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	(0.39)	(0.18)
S1E inventory reserve, net of tax	—	0.03
Inventory “step up” to fair value, net of tax	0.02	0.01
Amortization and impairment of purchased intangible assets, net of tax	0.12	0.08
Gain from fair value adjustment of acquisition related contingent consideration, net of tax	—	(0.03)
Tax benefit, European restructuring	(0.14)	—
Acquisition related transaction and integration expenses, net of tax	0.07	—

Adjusted net income per diluted share	$2.25 – $2.35	$2.22

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended		Nine months ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$380,405	$355,215	$1,073,686	$1,016,561
Impact of SYSTEM 1 Rebate Program	—	—	(20,400)	—

Adjusted revenues	$380,405	$355,215	$1,053,286	$1,016,561

Gross Profit	153,122	138,006	443,495	404,240
Impact of SYSTEM 1 Rebate Program	—	—	(21,500)	—
Amortization of inventory “step up” to fair value	747	306	1,592	878
Restructuring	—	3	—	(68)

Adjusted gross profit	153,869	138,315	423,587	405,050

Operating income	$67,140	$53,724	$177,719	$148,268
Impact of SYSTEM 1 Rebate Program and class action settlement	(15,800)	—	(37,300)	—
Amortization of inventory “step up” to fair value	747	306	1,592	878
Amortization and impairment of purchased intangible assets	3,984	1,030	7,265	3,924
Acquisition related transaction and integration costs	2,113	—	5,667	—
Restructuring	(386)	1,167	(570)	1,454

Adjusted operating income	$57,798	$56,227	$154,373	$154,524

Net income	$48,097	$33,649	$118,596	$91,944
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	(9,638)	—	(22,753)	—
Amortization of inventory “step up” to fair value, net of tax	456	196	971	562
Amortization and impairment of purchased intangible assets, net of tax	2,430	659	4,432	2,511
Acquisition related transaction and integration costs	1,289	—	3,457	—
Tax benefit, European restructuring	(8,118)		(8,118)
Restructuring, net of tax	(235)	747	(348)	931

Adjusted net income	$34,281	$35,251	$96,237	$95,948

Healthcare revenues	$271,096	$259,055	$757,430	$725,455
Impact of SYSTEM 1 Rebate Program	—	—	(20,400)	—

Adjusted Healthcare revenues	$271,096	$259,055	$737,030	$725,455

Healthcare capital revenues	$119,471	$144,366	$366,840	$378,335
Impact of SYSTEM 1 Rebate Program	—	—	(20,400)	1,732

Adjusted Healthcare capital revenues	$119,471	$144,366	$346,440	$380,067

Healthcare operating income	$45,478	$33,951	$110,355	$88,213
Impact of SYSTEM 1 Rebate Program and class action settlement	(15,800)	—	(37,300)	—
Amortization of inventory “step up” to fair value	747	306	1,592	878
Amortization and impairment of purchased intangible assets	3,595	682	6,079	2,785
Acquisition related transaction and integration costs	2,113	—	5,667	—
Restructuring	(386)	1,167	(570)	1,454

Adjusted Healthcare operating income	$35,747	$36,106	$85,823	$93,330

STERIS Isomedix Services operating income	$11,103	$11,750	$39,348	$35,924
Amortization and impairment of purchased intangible assets	345	283	1,035	876

Adjusted STERIS Isomedix Services operating income	$11,448	$12,033	$40,383	$36,800

Capital equipment revenues	$147,068	$165,290	$435,162	$439,134
Impact of SYSTEM 1 Rebate Program	—	—	(20,400)	—

Adjusted capital equipment revenues	$147,068	$165,290	$414,762	$439,134

United States revenues	$281,411	$263,540	$815,604	$766,011
Impact of SYSTEM 1 Rebate Program	—	—	(20,400)	—

Adjusted United States revenues	$281,411	$263,540	$795,204	$766,011

STERIS Corporation

Unaudited Supplemental Financial Data

Third Quarter Fiscal 2013

As of December 31, 2012

	FY 2013	FY 2012	FY 2013	FY 2012
Total Company Revenues	Q3	Q3	YTD	YTD
Capital Equipment	$147,068	$165,290	$435,162	$439,134

Adjusted capital equipment revenues (1)	na	na	414,762	na
Consumables	96,654	74,113	253,963	225,784
Service	136,683	115,812	384,561	351,643

Total Recurring	233,337	189,925	638,524	577,427

Total Revenues	$380,405	$355,215	$1,073,686	$1,016,561

Adjusted total revenues (1)	na	na	$1,053,286	na

United States Revenues	$281,411	$263,540	$815,604	$766,011

Adjusted United States Revenues (1)	na	na	795,204	na

United States Revenues as a % of Total	74%	74%	75%	75%
International Revenues	$98,994	$91,675	$258,082	$250,550
International Revenues as a % of Total	26%	26%	25%	25%

Segment Data	Q3	Q3	YTD	YTD
Healthcare
Revenues
Capital Equipment	$119,471	$144,366	$366,840	$378,335
Adjusted capital equipment (1)	na	n/a	$346,440	na
Consumables	78,696	57,485	198,450	173,274
Service	72,929	57,204	192,140	173,846

Total Recurring	151,625	114,689	390,590	347,120

Total Healthcare Revenues	$271,096	$259,055	$757,430	$725,455

Adjusted Total Healthcare Revenues (1)	na	na	$737,030	na
Operating Income	45,478	33,951	110,355	88,213

Adjusted Operating Income/(Loss) (1)	35,747	na	85,823	na
Life Sciences
Revenues
Capital Equipment	$27,597	$20,924	$68,322	$60,717
Consumables	17,958	16,628	55,513	52,510
Service	19,488	18,340	56,281	54,448

Total Recurring	37,446	34,968	111,794	106,958

Total Life Sciences Revenues	$65,043	$55,892	$180,116	$167,675

Operating Income	12,798	10,297	35,201	30,820

Isomedix Services
Revenues	$43,392	$39,615	$133,732	$121,617
Operating Income	11,103	11,750	39,348	35,924

Corporate and Other
Revenues	$874	$653	$2,408	$1,814
Operating Income (Loss)	(2,239)	(2,274)	(7,185)	(6,689)

Other Data	Q3	Q3	YTD	YTD
Healthcare Backlog	$141,306	$135,793	n/a	n/a

Life Sciences Backlog	49,635	45,019	n/a	n/a

Total Backlog	$190,941	$180,812	n/a	n/a
Free Cash Flow	$50,104	$32,509	$117,087	$58,601

Net Debt	$365,003	$66,213	n/a	n/a

(1)	The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the preceding tables.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.